UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 29, 2004

Advanta Corp.

(Exact name of registrant as specified in its charter)

Delaware	0-14120	23-1462070

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Welsh & McKean Roads, P.O. Box 844, Spring House, Pennsylvania	19477

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (215) 657-4000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On November 29, 2004, Advanta Corp. (the “Company” or “Advanta”) announced that it expects its 2005 fiscal year pretax earnings for Advanta Business Cards to be between $90 million and $95 million. The Company announced that it expects fiscal year 2005 earnings from continuing operations to be between $1.85 and $1.95 per diluted share for Class A and Class B shares combined. Consistent with prior periods, the earnings per share estimate assumes no gains or losses associated with the Company’s venture capital portfolio as such amounts are based on future market conditions that cannot be reliably forecasted. The Company also noted that the fiscal year 2005 earnings estimates exclude the potential impact of expensing stock options that may be required in the future under a proposed accounting standard that has not yet been finalized by the FASB. During 2005, the Company expects managed receivables to grow 10% to 20% and expects owned receivables to grow 23% to 33%.

Advanta also announced that its Board of Directors has approved a 20% increase in its regular quarterly cash dividend payable on its Class A and Class B Common Stock effective for the first quarter 2005 dividend that will be payable in May 2005. As a result of this increase, 2005 quarterly dividends declared for its Class A Common Stock will increase from 9.45 cents to 11.34 cents and 2005 quarterly dividends declared for its Class B Common Stock will increase from 11.34 cents to 13.61 cents.

Advanta management held a conference call at 8:30 a.m. Eastern time, publicly announced in its press release dated November 23, 2004. The call was broadcast for the public simultaneously over the Internet through www.advanta.com or www.vcall.com. Replays of the call are available on the Vcall site for 30 days from the date of the call.

During the conference call, management discussed the earnings and other financial estimates for 2005 and the increase in the quarterly cash dividend described above. Management also indicated that the Company’s strategy for 2005 will remain focused on improving asset quality and building relationships with profitable, high credit quality customers. Some of the initiatives for 2005 may include: testing new means of marketing; increasing the creativity of the Company’s direct mail offers; building on exclusive marketing alliances that have been forged with companies focused on the small business customer, like the relationships the Company established with Overstock.com, VistaPrint and Interland during 2004; and developing additional offerings to meet and anticipate the needs of small business owners.

Management reviewed certain of the key drivers to the Business Card profit model for 2005, indicating that:

•	Risk-adjusted revenues as a percent of average managed receivables for 2005 are expected to be generally in line with 2004.

•	Owned and managed net interest income as a percent of average receivables are expected to continue to decline in 2005.

•	Net credit losses for 2005 are expected to be between 5.25% and 5.75% of average managed receivables, an improvement of 113 to 163 basis points over the 6.88% managed charge-off rate for the nine months ended September 30, 2004. Management noted that consistent with past experience there could be modest month-to-month variations in the net credit loss rate.

•	For 2005, operating expenses as a percent of average managed receivables are expected to be generally in line with 2004 to slightly lower, as the leveraging of the Company’s infrastructure is expected to be offset by increased marketing costs and expenditures to continue to grow and strengthen relationships with customers. Management added that on a quarter to quarter basis, operating expenses may fluctuate modestly due to the timing of initiatives throughout the year.

•	The Company is anticipating an effective tax rate of 39.5% for 2005, consistent with 2004.

Advanta focuses on the small business market and related community, providing funding and support to the nation’s small businesses through innovative products and services. Using its direct marketing and information based expertise, Advanta identifies potential customers and provides a high level of service tailored to the unique needs of small businesses. Advanta is one of the nation’s largest issuers (through Advanta Bank Corp.) of MasterCard business credit cards to small businesses. Since 1951, Advanta has pioneered many of the marketing techniques common in the financial services industry today, including remote lending and direct mail, affinity and relationship marketing. Learn more about Advanta at www.advanta.com.

This Current Report on Form 8-K contains forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. The most significant among these risks and uncertainties are: (1) the Company’s managed net interest income including changes resulting from fluctuations in the volume of receivables and the range and timing of pricing offers to cardholders; (2) competitive pressures; (3) political conditions, social conditions, monetary and fiscal policies and general economic conditions that affect the level of new account originations, customer spending, delinquencies and charge-offs; (4) factors affecting fluctuations in the number of accounts or receivable balances, including the retention of cardholders after promotional pricing periods have expired; (5) interest rate fluctuations; (6) the level of expenses; (7) the timing of the securitizations of the Company’s receivables; (8) factors affecting the value of investments held by the Company; (9) the effects of government regulation, including restrictions and limitations imposed by banking laws, regulators and examinations; (10) effect of, and changes in, tax laws, rates, regulations and policies; (11) relationships with customers, significant vendors and business partners; (12) factors affecting the Company’s ability to successfully develop, acquire, produce, test and market products or services; (13) the amount and cost of financing available to the Company; (14) the ratings on the debt of the Company and its subsidiaries; (15) revisions to estimates associated with the discontinued operations of the Company’s mortgage and leasing businesses; (16) the effect of changes in accounting policies or practices as may be required by changes in U.S. generally accepted accounting principles; (17) the impact of litigation; (18) the proper design and operation of the Company’s disclosure controls and procedures; and (19) the ability to attract and retain key personnel. Additional risks that may affect the Company’s future performance are detailed in the Company’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q.

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits.

99.1	None.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Advanta Corp. (Registrant)
Date: November 29, 2004	By:	/s/ Elizabeth Mai
Elizabeth H. Mai
Senior Vice President, Secretary and General Counsel